UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2006
COCONUT PALM ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51418 (Commission File Number)	20-2763411 (IRS Employer Identification No.)
595 South Federal Highway, Suite 500
Boca Raton, Florida 33432
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (561) 955-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS
     As previously announced, on April 7, 2006, Coconut Palm Acquisition Corp., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement and Plan of Merger”) with Equity Broadcasting Corporation, an Arkansas corporation (“EBC”) and certain shareholders of EBC pursuant to which EBC will merge with and into the Company with the Company remaining as the surviving corporation (the “Merger”). The Agreement and Plan of Merger has been amended on May 5, 2006 and September 14, 2006 as previously reported.
     Commencing February 26, 2007, the Company intends to hold additional presentations to investors regarding the Merger. The Company held prior presentations to investors as described in the Company’s Form 8-K filed on October 23, 2006 (the “Original Current Report”). This amendment to the Original Current Report is being filed to attach a revised investor presentation, which includes updated information including (1) a roadmap for value creation and primary growth drivers for each of EBC’s three divisions, (2) a comparison of the EBC’s revenue growth to that of comparable Spanish language stations and (3) a summary of acquisition value. The revised investor presentation is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     The Company and its officers and directors may be deemed to have participated in the solicitation of proxies from the Company’s stockholders in favor of the approval of the merger with Equity Broadcasting Corporation. Information concerning the Company’s directors and executive officers is set forth in the publicly filed documents of the Company. Stockholders may obtain more detailed information regarding the direct and indirect interests of the Company and its directors and executive officers in the merger by reading the preliminary and definitive proxy statements regarding the merger with Equity Broadcasting Corporation, which are being filed with the Securities and Exchange Commission. The reader of this amendment is encouraged to read the second page of the revised investor presentation containing the Preliminary Statement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
     The exhibits listed below are filed herewith.

Exhibit
Number	Description
99.1	Slide Presentation Regarding the Merger of Equity Broadcasting Corporation with Coconut Palm Acquisition Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2007	COCONUT PALM ACQUISITION CORP.
/s/ Richard C. Rochon
Richard C. Rochon

EXHIBIT INDEX

Exhibit
Number	Exhibits
99.1	Slide Presentation Regarding the Merger with Equity Broadcasting Corporation